SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                          Date of Report: July 27, 1998
                 Date of earliest event reported: July 15, 1998



                       SOUTHERN CALIFORNIA EDISON COMPANY
             (Exact name of registrant as specified in its charter)



             CALIFORNIA                     001-2313             95-1240335
 (State of principal jurisdiction of    (Commission file      (I.R.S. employer
   incorporation of organization)            number)         identification no.)



                            2244 Walnut Grove Avenue
                                 (P.O. Box 800)
                           Rosemead, California 91770
          (Address of principal executive offices, including zip code)


                                  626-302-1212
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

         As previously reported in Item 5 of the Registrant's Current Report on Form 8-K dated July 13, 1998, Californians for Affordable and Reliable Electric Service, A Coalition of California Business Organizations and Utilities ("CARES"), filed a petition for writ of mandate with the Court of Appeal of the State of California, Third Appellate District (Californians for Affordable and Reliable Electric Service v. Bill Jones, et al., No. 3 Civ. C029528) on May 22, 1998, regarding a proposed voter initiative (Proposed Initiative No. SA 97 RF
0064), filed with the California Attorney General by individuals representing The Utility Reform Network, Public Media Center, and the Coalition Against Utility Taxes. This voter initiative, which qualified for the November ballot on June 24, 1998, was designated by the California Secretary of State as Proposition 9 on July 17, 1998. The CARES petition challenged Proposition 9 as illegal and unconstitutional on its face, and sought to remove it from the November 1998 ballot. On July 2, 1998, the Court of Appeal denied the CARES petition. On July 6, 1998, CARES filed its appeal of the denial with the California Supreme Court. On July 15, 1998, the California Supreme Court denied the CARES petition for pre-election review. In these rulings, the Court of Appeal of the State of California, Third Appellate District, and the California Supreme Court both have decided, in effect, not to consider the legality or constitutionality of Proposition 9 prior to the November 1998 ballot.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Businesses Acquired.  Not applicable

(b)      Pro Forma Financial Information.  Not applicable

(c)      Exhibits.  None





                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          SOUTHERN CALIFORNIA EDISON COMPANY
                                     (Registrant)



                                  KENNETH S. STEWART
                ---------------------------------------------------------
                                  KENNETH S. STEWART
                               Assistant General Counsel


July 27, 1998